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                                                                     Exhibit (4)

                                   May 7, 2004

The Fifth Third Bank
Corporate Trust Administration
38 Fountain Square Plaza MD-1090D2
Cincinnati, Ohio  45263
Attention:  Trust Officer

Computershare Investor Services, LLC
Two North LaSalle Street
Chicago, IL 60602
Attention:  Relationship Management
312-588-4993 - phone
312-601-4340 - fax

                Re: Amendment No. 1 to Amended and Restated Rights Agreement,
                    Removal of Rights Agent Under Cooper Tire & Rubber Company Rights Plan, and Appointment of Successor Rights Agent Under Cooper Tire & Rubber Company Rights Plan (the "Amendment, Removal and Appointment Agreement")

Ladies and Gentlemen:

      1. Pursuant to Section 27 of the Amended and Restated Rights Agreement, dated as of May 11, 1998 (the "Rights Agreement"), between Cooper Tire & Rubber Company (the "Company"), and The Fifth Third Bank, as rights agent (the "Rights Agent" and, together with the Company, the "Rights Agreement Parties"), the Company, by resolution adopted by its Directors, and the Rights Agent hereby amend the Rights Agreement as follows:

            (a) Section 1(f) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "'Business Day' shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is closed."

            (b) Section 18(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability hereunder."

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            (c) Section 20(c) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct."

            (d) Section 31 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, that Sections 18, 19, 20 and 21 shall be governed by, and construed in accordance with, the laws of the State of Illinois (or the state of incorporation of any successor Rights Agent)."

            (e) Section 21 of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 21. Change of Rights Agent. The Rights Agent or any
            successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' prior notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of Rights Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of Rights Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or trust company (or similar form of entity under the laws of the United States or any state of the United States), in good standing and authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by an entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Company Common Stock, and mail a notice thereof in

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            writing to the registered holders of the Rights Certificates.
            Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent."

            (f) The Company and ComputerShare Investor Services, LLC ("ComputerShare") agree that the address and contact information set forth above for ComputerShare will be the information for ComputerShare for purposes of Section 25 of the Rights Agreement.

            (g) The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, Removal and Appointment Agreement, but shall remain in full force and effect.

            (h) Capitalized terms used without other definition in Section 1 of this Amendment, Removal and Appointment Agreement shall be used as defined in the Rights Agreement.

            (i) This Amendment, Removal and Appointment Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio.

            (j) This Amendment, Removal and Appointment Agreement may be executed (including by telecopier) in one or more counterparts, including by the Rights Agreement Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            (k) Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment, Removal and Appointment Agreement.

      2. Pursuant to Section 21 of the Rights Agreement, the Company hereby provides 30 days' notice of the Rights Agent's removal as rights agent pursuant to the Rights Agreement, effective as of May 7, 2004, and the Rights Agent hereby accepts and agrees to such removal, and waives the time period for notice of removal under the Rights Agreement, by its countersignature to this Amendment, Removal and Appointment Agreement in the space provided below.

      3. Pursuant to Section 21 of the Rights Agreement, the Company hereby appoints Computershare as successor to the Rights Agent, as rights agent to act as agent for the Company and its stockholders in accordance with the terms and conditions of the Rights Agreement, effective as of May 7, 2004, and Computershare hereby accepts and agrees to such appointment, also effective as of May 7, 2004, by its countersignature to this Amendment, Removal and Appointment Agreement in the space provided below.

                                       Very truly yours,

                                       COOPER TIRE & RUBBER COMPANY

                                       By: /s/ James E. Kline
                                           ------------------------------
                                           James E. Kline, Vice President
                                           General Counsel & Secretary

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Accepted and agreed to as of the date     Accepted and agreed to as of the date
first written above:                      first written above:

THE FIFTH THIRD BANK                      COMPUTERSHARE INVESTOR
                                          SERVICES, LLC

By: /s/ Randolph J. Stierer               By:  /s/ Michael J. Lang
    -------------------------                  ----------------------
    Name: Randolph J. Stierer             Name: Michael J. Lang
    Title: Vice President                 Title: Relationship Manager

JEK/rlg

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